SOFTWARE DEVELOPMENT AGREEMENT

This Software Development Agreement (the "Agreement") is entered into by and between Herol Gaibin (the "Consignee") and AIS Japan Co., Ltd., a Japan Corporation (the "Consignor") for the improvement of Cryptocurrency Trading System which the Buyer owns.

1. RECITALS

The Buyer desires to improve the Software which the Buyer owns all right, title, and interest in and to that certain software identified as “Cryptocurrency Trading System” (the “Improvement”), and the Consignee accepts to develop the Improvement.

2. PRICE

Development price for the Software shall be 5,000,000 JPY including sales tax.

3. PAYMENT

The Consignor shall pay into the bank account designated by the Consignee as follows. Bank charges shall be paid by the Consignor:

4. DELIVERY

The date of delivery shall be September 30, 2018.

5. TRANSFER OF COPYRIGHTS

All Copyright interests owned or claimed by Consignee shall be transferred to the Software on the date of delivery.

6. INSPECTION

6-1 The Consignor shall conduct an inspection within five (5) days from the date of delivery.

6-2 If there is any difference between the delivered Software and the specifications, the Consignor shall notice the Consignee for the period in the preceding.

6-3 If the Consignee received a notice in the preceding, the Consignee shall repair and deliver to the Consignee immediately.

6-4 If doubt arises against the notice in the preceding, each party shall resolve by mutual consultation faithfully.

6-5 When the inspection period in the preceding elapses without any notice, the inspection shall be passed.

7. DEFECT LIABILITY

If any defect is found after the receipt of the Software, the Consignor may claim repair to the Consignee within one month from the date of delivery.

8. MUTUAL CONSULTATION

If matters which are not covered by this Agreement and Separate Agreements or doubts about interpretation of terms or conditions arise, each party shall resolve by mutual consultation faithfully.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

August 16, 2018

Consignee:

/s/ Herol Gaibin

5-17-17, Chuo, Nakano-ku, Tokyo, Japan

Buyer:

/s/ Takehiro Abe

AIS Japan Co., Ltd

2-18-9, Yobitsugi, Minami-ku, Nagoya-shi, Aichi, Japan

Takehir Abe, President